Exhibit 23.4

Calhoun, Blair & Associates

Petroleum Consultants

4625 Greenville Avenue, Suite 102

Dallas, Texas 75206

214-522-4925

Fax 214-346-0310

Rgblair@swbell.net

March 16, 2015

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

Calhoun, Blair & Associates does hereby consent to the incorporation by reference of our estimated reserves included in the Annual Report of Dorchester Minerals L.P. on Form 10-K for the year ended December 31, 2014, including, without limitation, Exhibit 99.1, and to the reference to our firm as an expert in the Registration Statement on Form S-4 of Dorchester Minerals, L.P.

CALHOUN, BLAIR & ASSOCIATES

By:	/s/ Robert G. Blair, P.E.
Robert G. Blair, P.E Licensed Professional Engineer State of Texas #68057